UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 3, 2026
iRhythm Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	41-3421287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 3, 2026, iRhythm Technologies, Inc. (“iRhythm Tech”), a wholly owned subsidiary of iRhythm Holdings, Inc. (the “Company”), entered into a binding Stipulation and Agreement of Settlement (the “Settlement Agreement”) to fully resolve the previously-disclosed putative class action securities litigation, Glazing Employers and Glaziers' Union Local #27 Pension and Retirement Fund, on behalf of itself and all others similarly situated, v. iRhythm Technologies, Inc., Case No. 3:24-cv-706-JSC, pending against iRhythm Tech and Quentin Blackford, iRhythm Tech’s Chief Executive Officer and President (collectively, the “Defendants”) in the United States District Court for the Northern District of California (the “Action”). The Settlement Agreement does not resolve the previously-disclosed stockholder derivative lawsuits brought by stockholders on behalf of iRhythm Tech.

The Settlement Agreement provides for a settlement payment of $45 million (inclusive of lead plaintiff’s attorneys' fees and litigation expenses) in exchange for the complete dismissal with prejudice of the Action and a release of all claims against the Defendants in connection with the Action, without any admission of fault, liability, wrongdoing or damages by the Defendants. The Company expects that a majority of the settlement payment will be covered by iRhythm Tech’s insurers under the applicable directors and officers insurance policies, after which there will be no amounts remaining available to iRhythm Tech under the policies applicable to this matter. The Defendants have entered into the Settlement Agreement to eliminate the uncertainty, burden, and expense of further protracted litigation. The Company excludes certain non-recurring items, including litigation-related charges where applicable, from its non-GAAP financial measures. Accordingly, the Company does not expect the Settlement Agreement to impact adjusted EBITDA, adjusted net income (loss), or adjusted operating expenses.

The proposed settlement is subject to court approval. The lead plaintiff has filed a motion for preliminary approval of the Settlement Agreement by the District Court.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements related to the proposed settlement of the Action; the expectation that a majority of the settlement payment will be covered by iRhythm Tech’s insurers under the applicable directors and officers’ insurance policies; the parties’ intent to obtain court approval, and the potential impact of the settlement of the Action on the Company's adjusted EBITDA, adjusted net income (loss), or adjusted operating expenses. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Factors that could cause actual results to differ materially from the forward-looking statements include the ability of the parties to obtain preliminary and final court approval of the proposed settlement and the extent to which the settlement payment is covered by applicable insurance policies. For additional factors, please see the risks and uncertainties described in the section entitled “Risk Factors” and elsewhere in the Company’s filings made with the Securities and Exchange Commission, including those in the Company’s most recent filings on Form 10-K and Form 10-Q. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM HOLDINGS, INC.

Date: June 4, 2026	By:	/s/ Daniel Wilson
Daniel Wilson
Chief Financial Officer